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                                                                     EXHIBIT 10

         AMENDMENT NO. 3 to the Agreement dated as of the 1st day of January, 1988 (which together with Amendment Nos. 1 and 2 are hereafter referred to as the "Agreement") between FEDERAL PAPER BOARD COMPANY, INC. (the "Company") and JOHN R. KENNEDY (the "Executive").

                              W I T N E S S E T H:

WHEREAS, the Executive remains in the employ of the Company and the Executive and the Company have agreed to this Amendment No. 3.

NOW, THEREFORE, in consideration of the premises and mutual agreements of the parties herein contained, it is agreed:

Paragraph 3(c) of the Agreement is hereby revised to read in its entirety as follows:

(c) If the Executive (i) should be deemed to be eligible for and deemed to have applied for early retirement pursuant to subparagraph (b) above; (ii) elects early retirement subsequent to December 31, 1993; (iii) becomes permanently physically or mentally incapacitated; or (iv) dies during the term of this Agreement, benefits to be paid to the Executive or his beneficiary pursuant to the Plan, the Equalization Plan and the SERP will be calculated pursuant to the formulae set forth in such Plans adjusted for any optional benefits he may have elected under the Plans (including without limitation any actuarial reduction attributable to the election of a joint and survivor benefit under the Plans) and, notwithstanding the provisions of the Equalization Plan and subject to Paragraph 3(d) of this Agreement, the benefits paid pursuant to the Equalization Plan shall, if the Executive is married at the starting date of the distribution of such benefits, be paid in the form of a "100% Joint and Survivor Annuity" in the case of the occurrence of an event described in clauses (i) through (iii) immediately above and in the form of a "100% Preretirement Survivor Annuity" in the case of the occurrence of the event described in clause (iv) immediately above. A "100% Joint and Survivor Annuity" is an annuity (i) for the life of the Executive with a survivor annuity for the life of his spouse which is equal to 100 percent of the amount of the annuity payable during the joint lives of the Executive and his spouse and (ii) which is the actuarial equivalent of a single life annuity for the life of the Executive, determined pursuant to such actuarial assumptions as are used by the Company to determine a 50% qualified joint and survivor annuity under the Plan. A "100% Preretirement Survivor Annuity" is a survivor annuity for the life of the Executive's surviving spouse where payments to the surviving spouse under such annuity are equal to the amounts which would be payable as a survivor annuity under a 100% Joint and Survivor Annuity (or the actuarial equivalent thereof) if the Executive had retired with an immediate 100% Joint and Survivor Annuity on the day before his death, determined pursuant to such actuarial assumptions as are used by the Company to determine a qualified preretirement survivor annuity under the Plan. Notwithstanding the foregoing, any benefits payable under the Plan, the Equalization Plan and the SERP shall not be reduced as provided in any such plan for early retirement and shall be calculated on a proforma basis as if the Executive had continued as an employee and a participant in the Plans through December 31, 1995, at a salary equal to his annual salary at the time of his early retirement and a bonus equal to the last bonus received or accrued prior to his early retirement and with both salary and bonuses increased annually thereafter at a compounded rate of 8%, but in no event calculated at a five year average of less than $1,878,246 and benefits to be paid to the Executive pursuant to the SERP will be calculated at a salary equal to his annual salary at the time of his early retirement and a bonus equal to the last bonus received or accrued prior to his early retirement and increased annually thereafter at a compounded rate of 8%, but in no event calculated at a three year average of less than $2,020,525.

If the Executive continues in the employ of the Company through the term of this Agreement, benefits to be paid to the Executive or his beneficiary pursuant to the Plan, the Equalization Plan and the SERP will be calculated pursuant to the formulae set forth in such Plans, but in no event calculated at a five year average of less than $1,878,246 for purposes of the Plan and Equalization Plan and a three year average of less than $2,020,525 for purposes of the SERP.


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                                                                    EXHIBIT 10
                                                                    (Continued)

The Company may not withhold any pension payments hereunder for any reason unless the Company has first obtained a final decision of an arbitrator, pursuant to paragraph 8 hereof, to the effect that the Company is legally entitled to do so.

IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment No. 3 to the Agreement to be executed as of the 15th day of November, 1994.




                                    FEDERAL PAPER BOARD COMPANY, INC.


                                          By: /s/ W. RAN CLERIHUE
                                              -------------------
                                                  W. Ran Clerihue

                                          By: /s/ JOHN R. KENNEDY
                                              -------------------
                                                  John R. Kennedy